EXHIBIT 99.1

STEWART & STEVENSON ANNOUNCES

FISCAL 2005 SECOND QUARTER EARNINGS RELEASE AND

CONFERENCE CALL SCHEDULE

HOUSTON –August 19, 2005– Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2005 second quarter results on Thursday, August 25, 2005 at 6:00 a.m. Eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, August 25, 2005 at 10:00 a.m. Eastern time.

What:	Stewart & Stevenson Second Quarter Earnings Call

When:	Thursday, August 25, 2005 at 10:00 a.m. Eastern time

How:	Live via phone - By dialing 800-901-5218 or 617-786-4511 and using pass code 28928186 at least 10 minutes prior to the start time —
OR live over the Internet by logging on to the web address below:

Where:	http://www.ssss.com
The call may be accessed on the home page of the Stewart & Stevenson’s
Website.

A telephonic replay of the conference call will be available for one week and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 89187398. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com on the Investor Relations, Audio Archive page shortly after the call and will be accessible for approximately 12 months.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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